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                                                                    Exhibit 1(b)

                                PRICING AGREEMENT

                                                                October 11, 2001


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs:

     WAL-MART STORES, INC., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 26, 2001, (the "Underwriting Agreement"), between the Company, on the one hand, and you, on the other hand, to issue and sell to you (the "Underwriter") the Securities specified in Schedule II hereto (the "Designated Securities").

     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in Section 2 or 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities that are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     A supplement to the Prospectus, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the time and place and at the purchase price to the Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by

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         reference, shall constitute a binding agreement between the Underwriter and the Company and the Finance Subsidiaries.

                                Very truly yours,

                                WAL-MART STORES, INC.



                                By: /s/ Joseph J. Fitzsimmons
                                    -------------------------------------------
                                    Name:  Joseph J. Fitzsimmons
                                    Title: Secior Vice President & Treasurer


Acknowledged and agreed as of the date hereof:

WAL-MART CAYMAN (EURO) FINANCE CO.


By: /s/ Rick W. Brazile
    --------------------------------------------
    Name:  Rick W. Brazile
    Title: Vice President of Planning & Analysis

WAL-MART CAYMAN (CANADIAN) FINANCE CO.


By: /s/ Rick W. Brazile
    --------------------------------------------
    Name:  Rick W. Brazile
    Title: Vice President of Planning & Analysis

WAL-MART CAYMAN (STERLING) FINANCE CO.


By: /s/ Rick W. Brazile
    --------------------------------------------
    Name:  Rick W. Brazile
    Title: Vice President of Planning & Analysis

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Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED


By: /s/ Harold J. Hendershot III
    ------------------------------------------
    Name:  Harold J. Hendershot III
    Title: Executive Director





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                                                                      SCHEDULE I


Underwriter                                                  Principal Amount of
-----------                                                      Notes to be
                                                                  Purchased
                                                                  ---------

Morgan Stanley & Co. Incorporated........................        $500,000,000

                                                               -----------------
               TOTAL.....................................        $500,000,000

                                   Schedule I

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                                                                     SCHEDULE II


TITLE OF DESIGNATED SECURITIES:

         3.25% Notes Due 2003 (the "Notes").

AGGREGATE PRINCIPAL AMOUNT:

         $500,000,000.

INITIAL OFFERING PRICE TO PUBLIC:

         The Underwriter will offer the Notes to the public from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale.

PURCHASE PRICE TO UNDERWRITERS:

         The purchase price to the Underwriter shall be 99.919% of the principal amount of the Notes ($499,595,000), plus accrued interest, if any, from October 18, 2001.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Immediately available funds by wire.

INDENTURE:

         Indenture dated as of July 5, 2001, among the Company, Wal-Mart Cayman
         (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co., Wal-Mart Cayman (Sterling) Finance Co. (the "Finance Subsidiaries"), as Issuers, Wal-Mart Stores, Inc., as Guarantor, and Bank One Trust Company, NA, as Trustee.

MATURITY:

         September 29, 2003.

INTEREST RATE:

         3.25% from and including October 18, 2001, and interest shall be payable semi-annually in arrears and shall be calculated on the basis of a 360-day year of twelve 30-day months.

         In addition, the Company shall pay Additional Amounts to holders of the Notes as, and to the extent set forth under the caption "Description of the Notes--Payment of Additional Amounts" in the Prospectus Supplement dated the date hereof relating to the Notes.

INTEREST PAYMENT DATES:

         March 29 and September 29 of each year, commencing on March 29, 2002.

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INTEREST PAYMENT RECORD DATES:

         March 15 and September 15 of each year.

REDEMPTION PROVISIONS:

         No mandatory redemption provisions.

         The Company may, at its option, redeem the Notes in whole, but not in part, as set forth under the caption "Description of the Notes--Redemption upon a Tax Event" in the Prospectus Supplement dated the date hereof relating to the Notes.

SINKING FUND PROVISIONS:

         None.

OTHER PROVISIONS:

         As set forth in the Prospectus Supplement dated October 11, 2001 (the "Prospectus Supplement") to the Prospectus dated July 25, 2001 (the "Prospectus").

TIME OF DELIVERY:

         9:30 a.m. (New York City time) on October 18, 2001.

CLOSING LOCATION:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York 10036

ADDRESSES FOR NOTICES:

         Morgan Stanley & Co. Incorporated
         1585 Broadway, 2/nd/ Floor
         New York, New York 10036
         Attention: Debt Syndicate Desk
                    Fax:  (212) 761-0783

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OTHER MATTERS:

          (A) The Underwriter hereby represents to, and agrees with, the Company that: (1) it has not offered or sold and prior to the date six months after the Time of Delivery will not offer to sell Notes in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments as principal or agent for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the public offers of Securities Regulations 1995;
                   (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (3) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

          (B) The Underwriter hereby acknowledges and agrees that the Notes may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as party of any re-offering, and neither the Prospectus Supplement and the Prospectus nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

          (C) The Underwriter hereby acknowledges and agrees that the Notes have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

          (D) Notwithstanding Section 9(e) of the Underwriting Agreement, Walkers, Cayman Islands counsel for the Finance Subsidiaries, shall not be required to deliver a written opinion in accordance with such Section 9(e) at the Time of Delivery.

          (E) The Underwriter hereby confirms, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriter specifically for inclusion in the Prospectus Supplement is as follows:

                        (1) the name of the Underwriter on the front cover page
                   of the Prospectus Supplement;



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                            (2) the fourth paragraph of text under the caption
                  "Table of Contents" in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriter.

                            (3) the first sentence of the second paragraph of
                  text under the caption "Underwriting" in the Prospectus Supplement concerning certain terms of the offering by the Underwriter; and

                            (4) the third paragraph of text under the caption
                  "Underwriting" in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriter.